Exhibit 32.1

CERTIFICATION

We, Marcus New, Chief Executive Officer and Susan Lovell, Chief Financial Officer, of Stockgroup Information Systems Inc. (the "Company"), certify, pursuant to s. 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. s. 1350, that:

(1) The Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 2006 (the "Report") fully complies with the requirements of s. 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Marcus New
Marcus New
Chief Executive Officer

May 10, 2006

/s/Susan Lovell
Susan Lovell
Chief Financial Officer

May 10, 2006

A signed original of this written statement required by s. 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.